POWER OF ATTORNEY
                                -----------------



     KNOW ALL MEN BY THESE PRESENTS that the undersigned constitutes and appoints Anton C. Kirchhof his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to sign a Form 3, 4 or 5 under the Securities Exchange Act of 1934, and to file the same, with any or all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     The authority granted to Anton C. Kirchhof under this power of attorney shall continue until he is no longer required to file Forms 3, 4 and 5 with regard to his ownership of or transactions in securities of Louisiana-Pacific Corporation, unless earlier revoked in writing.



                                                /s/ Richard S. Olszewski
                                                --------------------------------
                                                Richard S. Olszewski


Date: September 29, 2006